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                                                                   EXHIBIT 10.15


                        AMENDMENT OF EMPLOYMENT AGREEMENT

         This Amendment of Employment Agreement (this "Amendment") is entered into as of the 30th day of June, 2000, by and between quepasa.com, inc., a Nevada corporation (the "Company"), and Robert J. Taylor ("Taylor").

                             EXPLANATORY STATEMENTS

         A. The Company and Taylor entered into an Employment Agreement dated as of February 23, 1999, an Amended and Restated Employment Agreement dated as of May 10, 1999, a Second Amended and Restated Employment dated as of August 1, 1999 and a Third Amended and Restated Employment Agreement dated as of January 1, 2000 (collectively, the "Employment Agreement") whereby the Company agreed to employ Taylor and Taylor accepted employment with the Company.

         B. The Company is seeking a significant investment into the Company or a potential acquisition of all or a substantial portion of the Company and in connection therewith the Company and Taylor desire to amend and modify certain terms and conditions of the Employment Agreement in order to incent and reward Taylor to stay with the Company as it explores various potential opportunities.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended and modified as follows:

         1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

         2. This Amendment shall be effective upon the approval and ratification of this Amendment by the Company's Board of Directors.

         3. Sections 5.d. and 5.f. of the Employment Agreement shall be deleted in their entirety and replaced with the following, respectively:

                  d. The voluntary termination of this Agreement by Taylor upon 60 days prior written notice;

                  f. Written notice to Taylor from the Company for any reason without "Cause."

         4. Taylor's refusal to relocate from the Phoenix, Arizona, metropolitan area if requested by the Company shall not constitute the basis for termination of Taylor by the Company for "Cause" under Section 5 of the Employment Agreement.




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         5.       Section 6 of the Employment Agreement shall be deleted in
its entirety and replaced with the following:

                  6. RETENTION BONUS AND SEVERANCE. The Company will pay Taylor a retention bonus equal to $50,000 (the "Retention Bonus") in two equal payments of $25,000 on September 1, 2000 and December 1, 2000, provided Taylor is employed by the Company on such payment dates. In addition, in the event the Company terminates Taylor's employment other than for "Cause," the Company will promptly pay Taylor severance equal to $100,000 plus any unpaid portion of the Retention Bonus ("Severance"). If Taylor is terminated by the Company for "Cause" or if Taylor voluntarily terminates his employment with the Company, Taylor will not be entitled to Severance.

         6. Except as otherwise expressly provided in this Amendment, the Employment Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first set forth above.



                                         Company:

                                         quepasa.com, inc.


                                         By:       /s/ Gary L. Trujillo
                                                ----------------------------
                                                Gary L. Trujillo
                                                Chairman and CEO

                                         Taylor:


                                                /s/ Robert J. Taylor
                                         -----------------------------------